UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Preliminary Proxy Statement

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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Applied Minerals, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Proxy Statement Supplement

Relating to

Meeting of Stockholders and Proxy Statement Furnished

On October 22, 2019 for the 2019 Annual Meeting of Stockholders

to Be Held on December 4, 2019

The information below supplements the Notice of Annual Meeting of Stockholders and Proxy Statement (“Proxy Statement”) of Applied Minerals, Inc. (the “Company”) for the 2019 Annual Meeting to be held at 3:00 PM Eastern Time on December 4, 2019 at 300 Vesey Street, 12th Floor, New York, NY 10282. The Proxy Statement was furnished to stockholders beginning on October 22 , 2019. This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders beginning on November 18, 2019 and should be read in conjunction with the Proxy Statement.

On November 13, 2019, Overlook Investments, LLC (“Overlook”), whose managing member is Ali Zamani, who is a director of the Company and a nominee for election as a director, loaned $200,000 to the Company under a loan agreement (“Loan Agreement”). The loan is unsecured. There is no interest rate specified in the Loan Agreement. The Company is to pay Overlook $250,000.

The context and additional terms of the Loan Agreement are as follows. The Company has an agreement (“Original Agreement”) with Tintic Copper and Gold, Inc. (“Tintic”). The Original Agreement relates to an exploration license to explore for, and an option to purchase rights to, Metallic Minerals (as defined) at the Company’s Dragon Mine mine site. Under the Original Agreement, both the license to explore and the option to purchase, which expire on December 21, 2027, will continue until the expiration date as long as Tintic continues to make annual payments to the Company of $250,000 (“Annual Payments”) on or before December 21st of each year.

The Company is negotiating an amendment to the Original Agreement (“First Amendment”) whereby payment of the 2019 Annual Payment would be advanced from December 21, 2019 so that it would be paid five days after the First Amendment is executed and delivered, the 2020 Annual Payment would be advanced from December 21, 2020 to February 15, 2020 and the purchase price of the option would be increased from $3 million to $4 million. In exchange, the Company would give up a 5% net profits interest from the Dragon Mine mine site and the right to convert $2 million of the net profits interest into stock up to 2% of the value of a to-be-formed entity holding exploration rights and purchase options with respect to the Dragon Mine mine site and presumably other nearby mine sites (the other mine sites and the terms of any agreements with other parties are unknown to the Company).

Under the terms of the Loan Agreement, if the First Amendment is not executed and delivered so that the Original Agreement remains operative, the Company will direct Tintic to pay the $250,000 due the Company on December 21, 2019 to Overlook. If the First Amendment is executed and delivered, the Company will direct Tintic to pay the $250,000 due the Company on February 15, 2020 to Overlook.

If the Original Agreement or the First Amendment is terminated and the entire $250,000 is not paid by Tintic to Overlook, (i) Overlook would remain an unsecured creditor with respect to any unpaid amount and such debt will mature on the earlier of a change of control (as defined) and certain bankruptcy events and (ii) at Overlook’s option, the Company and Overlook would enter into an agreement substantially similar to the Original Agreement or the First Amendment, as the case may be, except that such new agreement would terminate in 2030, not 2027 and the $250,000 annual payments will not begin until on or around December 21, 2022.

The decision of the Board to approve the Loan Agreement and to approve the proposed terms of the First Amendment was unanimous, with Mr. Zamani not participating in the deliberations. In connection with the First Amendment, the Board did not ascribe any significant value to the net profits interest or the right to convert part of the net profits interest into stock.

The agreements described above do not change the Board’s recommendations on any of the proposals contained in the Proxy Statement, and the Board continues to recommend Mr. Zamani for election as director. They would, of course, change the specific places in the Proxy Statement affected.

Additional Information. If you have already submitted your proxy, or voted online or by telephone, you do not need to take additional action unless you wish to change your vote. Your vote is important no matter how many or how few shares you own. You may revoke your proxy at any time before it is voted (in the case of proxy cards) by giving notice to the Secretary of the Company or by executing and mailing a later-dated proxy. To revoke a proxy, or change your vote cast, by telephone or internet, you must do so by telephone or internet, respectively (following the directions on your proxy card), by 11:59 p.m. Eastern Standard Time on December 3, 2019. If your shares are held in street name, you should follow the instructions provided by your broker, bank or other nominee to revoke or change your voting instructions. You may also vote in person at the meeting. However, your attendance during the 2019 Annual Meeting will not automatically revoke your proxy unless you specifically so request. A stockholder’s last vote is the vote that will be counted.

Additional information about voting your shares can be found on pages 2 – 4 of the Proxy Statement. Except for the additional information set forth above, this Supplement does not modify, amend, supplement or otherwise affect the Proxy Statement. To the extent that information in this Supplement differs from information disclosed in the Proxy Statement, the information in this Supplement applies. The Proxy Statement was furnished to stockholders and filed with the SEC on October 22, 2019. Stockholders are urged to read the Proxy Statement, as supplemented by this Supplement. If you want to receive a paper or e-mail copy of these documents as well as the Annual Report for the year ended December 31, 2018 (on form 10-K) and the Quarterly Report on From 10-Q for the period ended June 30, 2019, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET: www.proxyvote.com

2) BY TELEPHONE: 1-800-579-1639

3) BY E-MAIL: sendmaterial@proxyvote.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 4, 2019.

The Company’s Notice of Annual Meeting, Proxy Statement, Form of Proxy, and Annual Report to Stockholders for the fiscal year ended December 31, 2018 (on Form 10-K) and the Quarterly Report on From 10-Q for the period ended June 30, 2019, as well as this Proxy Statement Supplement dated November 18, 2019, are available, free of charge, at www.proxyvote.com. You will need to input the Control Number located on the proxy card or notice of internet availability of proxy materials when accessing these documents. A separate notice of internet availability of such proxy materials was first sent to our stockholders on or around October 22, 2019.